EXHIBIT 10.8 AGREEMENT BETWEEN HARRISON DIGICOM AND INFINITE NETWORKS
CORPORATION

THIS AGREEMENT is made and entered into by and between Harrison Digicom, Inc. (hereinafter "HARR"), a California Corporation, with it's operation offices at 3505 Cadillac, Suite 0-205A Costa Mesa, CA 92626 and Infinite Networks Corporation (hereinafter "INC") whose address is 160 Chesterfield Drive, Cardiff-by-the-Sea, CA 92007 .

WHEREAS, the Parties intent to enter into an agreement and wish to engage in the communications industry and HARR intents to purchase communications equipment as per exhibit A attached, that is presently owned by INC and has clean clear title of all liens and encumbrances, except pending storage fees; and

WHEREAS, the Parties intent that HARR will acquire equipment in a direct stock exchange;

NOWTHEREFORE, in consideration of the mutual promises and covenants exchange herein and other good valuable consideration the receipt and sufficiency of which is hereby acknowledged, HARR and INC agree as follows:
The primary purpose of INC shall be to provide communications equipment for HARR and additional management support aforementioned projects.
There shall be four (4) directors appointed to the Board. Two (2) Directors shall be appointed by INC and two (2) shall be appointed by HARR. HARR also hereby agrees to elect William Windsor to the Board and execute an employment contract for John W. Bush, naming him President and Director of HARR simultaneous with this agreement.

This transaction is intended to be a tax-free exchange.

INC is the owner of the assets listed as exhibit A attached hereto, and have understood that ownership of these assets are being transferred to HARR in this transaction for a price of $7,400,000 in HARR common stock at a strike price of $1.00 per share. It is further understood that INC or as they nominate will receive post split 7,400,000 shares of 144 restricted common class A voting shares of HARR, the public company in exchange for the communications equipment as shown in exhibit A.

The parties hereby represent and warrant that the Directors to be appointed to the Board have not:

been convicted of securities fraud, mail fraud, tax fraud, embezzlement, bribery, or similar criminal offense involving moral turpitude or the misappropriation of funds, not are they the subject of any pending investigation involving any of these offenses;

been the subject of a temporary or permanent injunction or restraining order arising from unlawful transactions in securities, whether as an issuer, underwriter, broker, dealer, or investment advisor, or is subject to a pending lawsuit arising, or based upon, allegations of unlawful transactions in securities;
    been the defendant in a civil action which has resulted in a final judgment against him or her awarding damages or recision based unlawful transactions in securities;
    been the general partner, corporate officer or director of any entity of which a petition under federal bankruptcy laws or state insolvency laws has been filed by or against that entity, or had a receiver, fiscal agent or similar offer appointed be a court of competent jurisdiction for his or her business or property.
   The Parties shall each make available to each other, and their respective officers, directors, attorneys, representatives and accountants, such documents, reports, and other information as may be reasonably requested to consummate the several transactions contemplated herein. Any information received by or on behalf of any investigating party shall be deemed confidential information in accordance with the provision of the following paragraph.
   Each of the Parties hereto shall, and shall cause their respective officers, directors, attorneys, representatives, employees, shareholders, affiliates and agents, to keep confidential as proprietary and privileged information, the negotiations of the Parties respecting the consummation of the transaction contemplated hereby, and any other item which may be expressly identified or noticed as confidential. Notwithstanding the confidential information in order to proceed with the transaction contemplated hereby.
   The foregoing Agreement is the entire agreement of the Parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings or agreements, this Agreement may be modified only by a writing signed by all parties to this agreement.
The Parties represent and warrant that they have the requisite power and authority to enter into the definitive agreements contemplated by this Agreement and that engagement of this agreement will not violate any of the respective Parties' by-laws, articles of incorporation, or the terms of any contract, indenture or mortgage to which any of the Parties is subject to.
The Parties hereby state that they, having the benefit of legal counsel, fully
understand the terms and conditions of this Agreement.    Should any part, term
or provision of this Agreement, except material breach items be determined by any tribunal, court or arbitrator to be illegal or invalid, the invalid, the validity of the remaining parts, terms or provision shall not be affected thereby, and the illegal or invalid part, term or provision shall be deemed not
to be part of this agreement.    The parties agree that the failure of a Party
at any time to require performance of any provision of this Agreement shall not affect, diminish, obviate or void in any way the Parties' full right or ability to require performance of the same or any other provision of this Agreement at anytime thereafter.
   The parties agree that this Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
   This contract shall be reconciled the within a one year time frame to properly reflect either the final book value as accepted by the SEC, the selling price of equipment if sold to third party or value of equipment as stated in this agreement if implemented into the company's network. 144 stock shall be issued to INC upon the execution of this agreement as per paragraph 4
an reconciled within one year before converted to free trading stock.    The
Agreement shall be governed by the laws of the State of California and shall effect as a sealed instrument.

WHEREAS, the Parties have read the above agreement and attest that they fully understood and knowingly accept its provisions in their entirety without reservation.

/s/JAMES A. DAVIS
JAMES A. DAVIS
Harrison Digicom, Inc.

/s/WILLIAM WINDSOR
William Windsor
INC, Inc.
October 16, 1988